As filed with the Securities and Exchange Commission on February 2, 2018

Registration File No. 333-203651

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOYA INSURANCE AND ANNUITY COMPANY

(Exact name of registrant as specified in its charter)

IOWA

(State or other jurisdiction of incorporation or organization)

41-0991508

(I.R.S. Employer Identification No.)

Voya Insurance and Annuity Company

699 Walnut Street, Suite 1350

Des Moines, Iowa 50309-3942

(770) 980-5100

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Neil McMurdie, Esq.

Voya Insurance and Annuity Company

One Orange Way, C2S

Windsor, Connecticut 06095-4774

(860) 580-2824

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable. This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the effective date hereof.

(Approximate date of commencement of proposed sale to the public)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer  ☐                                                                                      Accelerated Filer                                         ☐

Non-accelerated filer    ☑  (Do not check if a smaller reporting company)  Smaller reporting company                                         ☐

                                                                                                                                       Emerging growth company                                                                                                                                       ☐

REMOVAL OF SECURITIES FROM REGISTRATION STATEMENT

This Post-effective Amendment No. 1 to the Registration Statement on Form S-3 with respect to the Voya Fixed Account II (File No. 333-203651) (the “Registration Statement”) is being filed pursuant to Item 512(a)(3) of Registration S-K under the Securities Act of 1933, as amended, to remove from registration those securities of Voya Insurance and Annuity Company (the “Company”) that were previously registered by the Registration Statement and that were not sold in the offering. The Voya Fixed Account II (the “Fixed Account”) is a non-unitized separate account with a market value adjustment (“MVA”) feature used as a funding option under the Company’s deferred combination variable and fixed annuity contracts (the “Contracts”).

Effective February 13, 2018 (the “Effective Date”), the Contracts will be endorsed or otherwise amended to limit any negative MVA that the Company may apply to amounts surrendered, withdrawn, transferred or applied to an annuity payment option (hereinafter referred to as “Withdrawals”) from the Fixed Account. More specifically, on and after the Effective Date, the Company will limit future negative MVAs that the Company may apply to any Withdrawals from the Fixed Account so that any such MVAs will not cause the Fixed Account value to be less than the following “Floor Guarantee”:

•     100% of premiums or other amounts allocated to the Fixed Account, accumulated while so allocated with interest at an effective annual rate equal to the greater of (i) any guaranteed minimum interest rate (“GMIR”) applicable to the Fixed Account and (ii) 1.5%; minus

•     The amount of any Withdrawals from the Fixed Account (before applying any positive or negative MVAs); minus

•     Any applicable surrender charges.

The Company will continue to apply any positive MVA that would apply to Withdrawals from the Fixed Account that would increase the Contract’s Fixed Account value.

Additionally, the GMIR applicable to the Fixed Account will be increased to 1.5% if prior to the Effective Date the applicable GMIR was less than 1.5%.

On and after the Effective Date the Company will no longer consider the market value adjusted interests in the Fixed Account under the Contracts to be securities registered under the Securities Act of 1933.

The Company does not intend to use the Registration Statement to sell any other securities. Therefore, the offering is being terminated as of the close of business on February 13, 2018, and the Company hereby removes from registration any securities that remain unsold under the Registration Statement as of that time and date, or such time and date as this Registration Statement becomes effective.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

Exhibit No.	Exhibit

1(a)	Service Agreement dated January 1, 1994, by and between Golden American Life Insurance Company and Directed Services, Inc., as amended.
1(b)	Amendment to and Restatement of the Distribution Agreement originally dated December 27, 1988, between Golden American Life Insurance Company and Directed Services, Inc.
4(a)	Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1036 02/97).
4(b)	Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1036 02/97).
4(c)	Deferred Combination Variable Annuity Contract (GA-IA-1037 02/97).
4(d)	Form of Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1074).
4(e)	Form of Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1074).
4(f)	Form of Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1074)
4(g)	Form of Flexible Premium Deferred Variable Annuity Contract (GA-IA-1075).
4(h)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1082).
4(i)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1082).
4(j)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1082).
4(k)	Flexible Premium Deferred Variable Annuity Contract (GA-IA-1083).
4(l)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1090)
4(m)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1090).
4(n)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1090).
4(o)	Form of Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1102).
4(p)	Form of Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1102)
4(q)	Form of Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1102).
4(r)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1108).
4(s)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1108).
4(t)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1108).
4(u)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1112).
4(v)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1112).
4(w)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1112).
4(x)	Flexible Premium Deferred Variable Annuity Contract (IU-IA-3040).
4(y)	Flexible Premium Deferred Variable Annuity Certificate (IU-CA-3040).
4(z)	Flexible Premium Deferred Variable Annuity Group Master Contract (IU-MA-3040)
4(aa)	Guaranteed Minimum Interest Rate and Market Value Adjustment Floor Endorsement (VI-RA-4050(2017)).

5(a)	Opinion re: Legality.

23(b)	Consent of Counsel (included in Exhibit (5) above).

24(a)	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement on form S-3, file No. 333-203651, to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Windsor, State of Connecticut, on this 2nd day of February, 2018.

By:	VOYA INSURANCE AND ANNUITY COMPANY (Registrant)

By:	/s/ Carolyn M. Johnson*
Carolyn M. Johnson
President (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 2, 2018.

Signature	Title

Carolyn M. Johnson*	Director and President
Carolyn M. Johnson	(principal executive officer)

Alain M. Karaoglan*	Director
Alain M. Karaoglan

Rodney O. Martin, Jr.*	Director
Rodney O. Martin, Jr.

Charles P. Nelson*	Director
Charles P. Nelson

Chetlur S. Ragavan*	Director
Chetlur S. Ragavan

Michael S. Smith*	Director
Michael S. Smith

Michael R. Katz*	Senior Vice President and Chief Financial Officer
Michael R. Katz	(principal financial officer)

C. Landon Cobb, Jr.*	Senior Vice President and Chief Accounting Officer
C. Landon Cobb, Jr.	(principal accounting officer)

By:	/s/ J. Neil McMurdie
J. Neil McMurdie
* Attorney-in-Fact

*Executed by J. Neil McMurdie on behalf of those indicated pursuant to Powers of Attorney filed as an exhibit to this Registration Statement.

Exhibit Index
Exhibit Name

16(1)(a)	Service Agreement dated January 1, 1994, by and between Golden American Life Insurance Company and Directed Services, Inc., as amended

16(1)(b)	Amendment to and Restatement of the Distribution Agreement originally dated December 27, 1988, between Golden American Life Insurance Company and Directed Services, Inc.

16(4)(a)	Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1036 02/97)

16(4)(b)	Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1036 02/97)

16(4)(c)	Deferred Combination Variable Annuity Contract (GA-IA-1037 02/97)

16(4)(d)	Form of Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1074)

16(4)(e)	Form of Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1074)

16(4)(f)	Form of Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1074)

16(4)(g)	Form of Flexible Premium Deferred Variable Annuity Contract (GA-IA-1075)

16(4)(h)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1082)

16(4)(i)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1082)

16(4)(j)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1082)

16(4)(k)	Flexible Premium Deferred Variable Annuity Contract (GA-IA-1083)

16(4)(l)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1090)

16(4)(m)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1090)

16(4)(n)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1090)

16(4)(o)	Form of Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1102)
16(4)(p)	Form of Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1102)

16(4)(q)	Form of Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1102)

16(4)(r)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1108)

16(4)(s)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1108)

16(4)(t)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1108)

16(4)(u)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (GA-IA-1112)

16(4)(v)	Flexible Premium Deferred Combination Variable and Fixed Annuity Certificate (GA-CA-1112)

16(4)(w)	Deferred Combination Variable and Fixed Annuity Group Master Contract (GA-MA-1112)

16(4)(x)	Flexible Premium Deferred Variable Annuity Contract (IU-IA-3040)

16(4)(y)	Flexible Premium Deferred Variable Annuity Certificate (IU-CA-3040)

16(4)(z)	Flexible Premium Deferred Variable Annuity Group Master Contract (IU-MA-3040)

16(4)(aa)	Guaranteed Minimum Interest Rate and Market Value Adjustment Floor Endorsement (VI-RA-4050(2017))

16(5)(a)	Opinion re: Legality

23(b)	Consent of Counsel (Included in Exhibit (5) above)

24(a)	Powers of Attorney